SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2003

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300	Minneapolis, MN 55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-373-5300
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
EX-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

On August 19, 2003, NRG Energy, Inc., a wholly owned subsidiary of Xcel Energy (NYSE: XEL), announced its affiliate, NRG McClain LLC, has reached an agreement to sell its 77 percent interest in the McClain Generating Station to Oklahoma Gas & Electric Company, a subsidiary of Oklahoma City-based OGE Energy Corp. (NYSE: OGE).

The press release reporting the sale is filed with this Form 8-K as Exhibit 99.1. See “Item 7. Financial Statements and Exhibits.”      .

Item 7. Financial Statements and Exhibits.

The following exhibits is file with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued August 19, 2003, of NRG Energy, Inc.

Certain statements included in this current report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, the successful consummation of the sale, which is dependent in part on the meeting of certain closing conditions, and the timing of the closing of such sale and approval of the bankruptcy court. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the possibility that all closing conditions are not met or take longer than anticipated to be met, and that the bidding process and bankruptcy proceedings take longer than anticipated to complete.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this current report on Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

	By	/s/ Scott J. Davido Scott J. Davido Senior Vice President and General Counsel

Dated:	August 26, 2003